UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 11, 2018 (June 8, 2018)

KLX Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-36610	47-1639172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida (Address of principal executive offices)	33414-2105 (Zip Code)

Registrant’s telephone number, including area code:  (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

On June 8, 2018, KLX Inc. (“KLX” or the “Company”) entered into a third supplemental indenture (the “Third Supplemental Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), amending and supplementing the indenture (the “Indenture”), dated as of December 8, 2014, providing for the issuance of the Company’s 5.875% Senior Notes due 2022 (the “Notes”).

The Third Supplemental Indenture gives effect to the consents set forth in the Company’s Consent Solicitation Statement, dated as of May 30, 2018, and amended certain terms and provisions of the Indenture.

Pursuant to an Agreement and Plan of Merger, dated April 30, 2018, by and among The Boeing Company, a Delaware corporation (“Boeing”), Kelly Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Boeing (“Merger Sub”) and the Company, at the effective date of the Merger, the Company will merge with and into Merger Sub, with the Company as the surviving entity (the “Merger”). Prior to the consummation of the Merger, the Company intends to spin off to its shareholders KLX Energy Services Holdings, Inc., a to-be-formed wholly owned subsidiary of the Company and the eventual parent company of KLX’s Energy Services Group (the “Spin-Off”). The Third Supplemental Indenture amended the restricted payment covenant and certain other provisions in the Indenture to permit the consummation of the Spin-Off and related transactions by the Company prior to the consummation of the Merger. In addition, the Third Supplemental Indenture confirms that (1) notwithstanding the other provisions of the Indenture, the contemplated Spin-Off and related transactions are permitted under the Indenture and (2) no provision of the Indenture will prevent the completion of the Spin-Off and related transactions. The Third Supplemental Indenture also confirms that the contemplated transactions do not implicate the limitation on dividend and other payment restrictions affecting subsidiaries covenant or the limitation on transactions with affiliates covenant.

The foregoing description of the Third Supplemental Indenture is qualified in its entirety by reference to the full text of the Third Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1.

Senior Secured Credit Facility Amendment

On June 8, 2018, the Company also entered into an amendment to its Credit Agreement, dated as of May 19, 2015, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent thereto, and the other parties thereto. Pursuant to the amendment, the lenders agreed to amend provisions of the Credit Agreement to, among other things, permit the consummation of the Spin-Off and related transactions by the Company prior to the consummation of the Merger.

The foregoing description of the amendment to KLX’s Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On June 8, 2018, the Company issued a press release announcing the results of its consent solicitation to amend the Indenture and an amendment to its senior secured credit facility, a copy of which is attached hereto as Exhibit 99.1.

The information in this item, including Exhibit 99.1, is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

4.1	Third Supplemental Indenture, dated June 8, 2018, among KLX Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1	Amendment to Credit Agreement, dated June 8, 2018, among KLX Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent thereto, and the other parties thereto.

99.1	Press Release, dated June 8, 2018, issued by KLX Inc. announcing the results of its consent solicitation to amend the Indenture and an amendment to its senior secured credit facility.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Third Supplemental Indenture, dated June 8, 2018, among KLX Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1	Amendment to Credit Agreement, dated June 8, 2018, among KLX Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent thereto, and the other parties thereto.

99.1	Press Release, dated June 8, 2018, issued by KLX Inc. announcing the results of its consent solicitation to amend the Indenture and an amendment to its senior secured credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 11, 2018

KLX INC.

By:	/s/ Michael F. Senft
Name: Michael F. Senft
Title: Vice President and Chief Financial Officer